CONTACT:	-OR-	TRBR INVESTOR RELATIONS COUNSEL:
Trailer Bridge, Inc.		The Equity Group Inc.
John D. McCown		www.theequitygroup.com
Chief Executive Officer		Adam Prior (212) 836-9606
(800) 554 - 1589
www.trailerbridge.com

FOR IMMEDIATE RELEASE

TRAILER BRIDGE ANNOUNCES THIRD QUARTER FINANCIAL RESULTS

Conference call this afternoon at 5:00 PM ET

Jacksonville, FL – November 5, 2008 — Trailer Bridge, Inc. (NASDAQ Global Market: TRBR) today reported its financial results for the third quarter ended September 30, 2008 (see attached table). Total revenue increased 25.4% from the prior year to $35.4 million. Excluding the effect of fuel surcharges, revenue increased 15.0% from the prior year, reflecting continued growth. Revenue to and from the Dominican Republic, where service began in August 2007, was approximately $2.2 million, a 34.3% increase sequentially compared to the second quarter.

Southbound container volume was up 19.6%, new car volume was up 26.4% and northbound container volume was up 22.6%. Overall, total southbound volume increased 18.2% while total northbound volume increased 17.2%. Average southbound revenue per equivalent unit decreased 2.7% while average northbound revenue per equivalent unit increased 20.7%. The Company’s deployed vessel capacity utilization was 97.0% southbound and 28.4% northbound, compared to 77.3% and 22.8%, respectively, during 2007 when a fifth vessel was deployed much of the quarter.

Operating income was $2.6 million in 2008, compared with $2.8 million in 2007. The third quarter operating ratio was 92.6% in 2008 versus 90.2% in 2007. The Company had net income of $34,000, or $0.00 per share, for the third quarter compared to net income of $365,000, or $0.03 per share, in the year earlier period. Trailer Bridge incurred professional costs related to the industry-wide antitrust investigation which totaled $921,000 during the quarter. Two hurricanes in September resulted in schedule vagaries that raised the unearned revenue adjustment by $813,000 and shifted that revenue and profit into the fourth quarter. These storms also resulted in incremental stevedoring overtime estimated at $220,000.

The Company experienced an average tug fuel cost of $3.66 per gallon during the third quarter, a further increase compared to the $3.37 per gallon it experienced in a sequential comparison to the second quarter. Today the Company is paying significantly less for tug fuel as well as tractor fuel and those significantly lower costs will be reflected in the fourth quarter.

Trailer Bridge, Inc.	Page 2
November 5, 2008

CEO John D. McCown said, “The results show record revenue and revenue growth in a flat Puerto Rico economy. The September storms adversely impacted third quarter profit by $1 million but the large majority of that is timing and will be additional profit in the fourth quarter. We also anticipate that the antitrust investigation expenses in the fourth quarter will be approximately half of the $921,000 reported in the third quarter. Based on the most recent information we have on current fuel costs and surcharge levels, we also expect to see in the fourth quarter a net beneficial fuel effect of approximately $2 million compared to the third quarter. When you factor in each of these elements, we are very confident in our ability to report a strong fourth quarter in all respects and are pleased with the continuing trends in our business.”

Mr. McCown continued, “Our third quarter revenue growth of 25.4% exceeded the 14.7% and 13.3% top line growth in the second and first quarters, respectively. This growth was accomplished through significant volume increases and market share gains. We believe that the benefits of our 53’ system are becoming more apparent to cost-conscious customers and prospects. The Company’s growth is continuing with overall October revenue and revenue excluding the effect of fuel surcharges both showing growth rates in excess of the respective third quarter rates.”

Financial Position
At September 30, 2008, the Company had cash balances of $3.5 million and working capital of $7.1 million (see attached balance sheet). Trailer Bridge also has the full amount available on its $10 million revolving credit facility.

Conference Call
Trailer Bridge will discuss third quarter results in a conference call today at 5:00 PM (Eastern Time). The dial in number is 888-737-9834. The call will also be simultaneously broadcast over the Internet. To listen to the live webcast, please go to www.trailerbridge.com and click on the conference call link, or click: http://investor.shareholder.com/media/eventdetail.cfm?mediaid=34064&c=TRBR&mediakey=A975A96D3B34185D932A80151777D896&e=0.

The webcast will be archived and accessible for approximately 30 days if you are unable to listen to the live call.

Trailer Bridge provides integrated trucking and marine freight service to and from all points in the lower 48 states and Puerto Rico and Dominican Republic, bringing efficiency, service, security and environmental and safety benefits to domestic cargo in that traffic lane. This total transportation system utilizes its own trucks, drivers, trailers, containers and U.S. flag vessels to link the mainland with Puerto Rico via marine facilities in Jacksonville, San Juan and Puerto Plata. Additional information on Trailer Bridge is available at the www.trailerbridge.com website.

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters discussed in this press release include statements regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to the future operating performance of the Company and its asset utilization. Investors are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors. Without limitation, these risks and uncertainties include the risks of changes in the price of fuel, changes in fuel surcharge levels, economic recessions, severe weather, changes in demand for transportation services offered by the Company, government regulation, capacity conditions in the Puerto Rico trade lane and changes in rate levels for transportation services offered by the Company.

(Tables to Follow)

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Trailer Bridge, Inc.	Page 3
November 5, 2008

TRAILER BRIDGE, INC.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
OPERATING REVENUES	$35,413,471	$28,229,658	$99,720,978	$84,625,752
OPERATING EXPENSES:
Salaries, wages, and benefits	4,445,122	4,153,593	13,034,880	12,483,075
Purchased transportation and other rents	9,033,758	7,068,435	25,292,014	20,085,793
Fuel	7,648,613	4,810,756	22,888,206	12,326,935
Operating and maintenance (exclusive of depreciation & dry-docking
shown separately below)	6,659,483	5,601,306	19,097,626	16,780,212
Dry-docking	--	--	236,525	4,544
Taxes and licenses	136,725	120,625	414,540	308,537
Insurance and claims	794,760	779,397	2,333,955	2,392,001
Communications and utilities	197,540	195,083	576,981	503,138
Depreciation and amortization	1,537,069	1,404,948	4,615,048	4,116,951
Loss on sale of assets	17,193	14,513	109,350	65,595
Other operating expenses	2,332,923	1,309,184	5,610,738	3,770,223
	32,803,186	25,457,840	94,209,863	72,837,004
OPERATING INCOME	2,610,285	2,771,818	5,511,115	11,788,748
NONOPERATING (EXPENSE) INCOME:
Interest expense	(2,584,466)	(2,532,489)	(7,759,277)	(7,695,456)
Interest income	44,816	134,290	130,572	498,691
INCOME (LOSS) BEFORE (PROVISION) BENEFIT FOR
INCOME TAXES	70,635	373,619	(2,117,590)	4,591,983
(PROVISION) BENEFIT FOR INCOME TAXES	(36,191)	(8,806)	215	(4,775,259)
NET INCOME (LOSS)	$34,444	$364,813	$(2,117,375)	$(183,276)
PER SHARE AMOUNTS:
NET INCOME (LOSS) PER SHARE BASIC	$0.00	$0.03	$(0.18)	$(0.02)
NET INCOME (LOSS) PER SHARE DILUTED	$0.00	$0.03	$(0.18)	$(0.02)
WEIGHTED AVERAGE
SHARES OUTSTANDING BASIC	11,937,921	11,914,544	11,937,701	11,851,391
SHARES OUTSTANDING DILUTED	12,334,543	12,471,300	11,937,701	11,851,391

Trailer Bridge, Inc.	Page 4
November 5, 2008

TRAILER BRIDGE, INC.
CONDENSED BALANCE SHEETS

	September 30, 2008	December 31, 2007
ASSETS
Current Assets:
Cash and cash equivalents	$3,467,244	$1,932,535
Trade receivables, less allowance for doubtful
accounts of $539,301 and $1,010,341	19,224,247	15,794,534
Prepaid and other current assets	2,756,139	2,719,522
Deferred income taxes, net	251,816	202,001
Total current assets	25,699,446	20,648,592
Property and equipment, net	89,929,951	93,762,574
Other assets	7,949,914	8,435,280
TOTAL ASSETS	$123,579,311	$122,846,446
LIABILITIES AND STOCKHOLDERS' EQUITY (CAPITAL DEFICIT)
Current Liabilities:
Accounts payable	$5,865,398	$6,918,764
Accrued liabilities	9,422,873	5,961,347
Unearned revenue	1,142,083	446,774
Current portion of long-term debt	2,192,410	2,008,220
Total current liabilities	18,622,764	15,335,105
Long-term debt, less current portion	105,379,655	106,098,506
TOTAL LIABILITIES	124,002,419	121,433,611
Commitments and contingencies
Stockholders' Equity (Capital Deficit):
Preferred stock, $.01 par value, 1,000,000, shares authorized;
no shares issued or outstanding	--	--
Common stock, $.01 par value, 20,000,000 shares
authorized; 11,937,921 and 11,931,564 shares issued and
outstanding	119,379	119,316
Additional paid-in capital	53,358,012	53,076,644
Deficit	(53,900,499)	(51,783,125)
TOTAL STOCKHOLDERS' EQUITY (CAPITAL DEFICIT)	(423,108)	1,412,835
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (CAPITAL DEFICIT)	$123,579,311	$122,846,446